                              ZIONS BANCORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                 1992       1993       1994       1995      1996
                                                 ----       ----       ----       ----      ----
INCOME BEFORE INCOME TAXES                     70,133     83,794     94,727    122,278   153,492

ADD:
INTEREST EXPENSE                              120,943    118,959    155,383    203,389   218,485
AMORT OF DEBT EXPENSE                             166         29         10          5         0
RENTS INTEREST FACTOR                           1,112      1,315      1,614      2,167     2,412
                                         -------------------------------------------------------
INCOME AS ADJUSTED                            192,354    204,097    251,734    327,839   374,389
LESS:
INTEREST ON DEPOSITS                           93,710     78,326     90,958    128,510   136,775
                                         -------------------------------------------------------
INCOME AS ADJUSTED (W/O
  INTEREST ON DEPOSITS)                        98,644    125,771    160,776    199,329   237,614
                                         -------------------------------------------------------
                                         -------------------------------------------------------

FIXED CHARGES
INTEREST EXPENSE                              120,943    118,959    155,383    203,389   218,485
AMORT OF DEBT EXPENSE                             166         29         10          5         0
RENTS INTEREST FACTOR                           1,112      1,315      1,614      2,167     2,412
                                         -------------------------------------------------------
TOTAL FIXED CHARGES                           122,221    120,303    157,007    205,561   220,897
LESS:
INTEREST ON DEPOSITS                           93,710     78,326     90,958    128,510   136,775
                                         -------------------------------------------------------
FIXED CHARGES (W/O
  INTEREST ON DEPOSITS)                        28,511     41,977     66,049     77,051    84,122
                                         -------------------------------------------------------
                                         -------------------------------------------------------
RATIO OF EARNINGS TO FIXED
  CHARGES
INCLUDING INTEREST ON DEPOSITS                   1.57       1.70       1.60       1.59      1.69
                                         -------------------------------------------------------
                                         -------------------------------------------------------
EXCLUDING INTEREST ON DEPOSITS                   3.46       3.00       2.43       2.59      2.82
                                         -------------------------------------------------------
                                         -------------------------------------------------------
